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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 2, 2010
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

One Market, Spear Tower Suite 2400 San Francisco, California 94105 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Proposed Renewable Energy Development

On March 2, 2010, a revised alternate proposed decision was issued that, if approved by the California Public Utilities Commission (“CPUC”), would authorize PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (“Utility”) to develop up to 250 megawatts (“MW”) of renewable generation resources based on solar photovoltaic (“PV”) technology at an estimated capital cost of approximately $1.5 billion over five years.  The revised alternate proposed decision recommends that the Utility be authorized to recover its costs to develop Utility-owned PV generation facilities through traditional cost-of-service ratemaking that would provide the Utility an opportunity to earn a rate of return on its capital investment. The revised alternate proposed decision also would authorize the Utility to conduct an annual request for offers (“RFO”) during each year of the five-year program to enter into power purchase agreements for up to an additional 250 MW of PV generation to be developed by independent power producers. As previously disclosed, on January 26, 2010, a proposed decision and an alternate proposed decision were issued that would authorize the Utility to recover its costs based on the weighted average price of the winning bids received in response to the Utility’s annual RFO, subject to an overall price cap.  If either of the proposed decisions issued on January 26, 2010 were adopted by the CPUC, the Utility’s cost recovery would depend on the amount of power produced by the Utility-owned PV facilities and the applicable weighted average price of winning bids. The Utility would decide each year whether to build Utility-owned PV facilities after the applicable weighted average winning bid price had been determined.

The CPUC may adopt one of the proposed decisions or the CPUC may adopt a final decision that differs from the proposed decisions.  It is uncertain when the CPUC will issue a final decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: March 3, 2010	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: March 3, 2010	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary